EXHIBIT 32.2

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, I, the undersigned Vice President, Chief Financial Officer and Treasurer of First Republic Preferred Capital Corporation (the “Company”), hereby certify that the Quarterly Report on Form 10-Q of the Company for the quarterly period ended March 31, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 6, 2004	/s/ WILLIS H. NEWTON, JR.
	Name:	Willis H. Newton, Jr.
	Title:	Vice President,
Chief Financial Officer,
Treasurer and Director
(Principal Financial Officer)